EXHIBIT 10.34
                            SECURITY AGREEMENT
                            __________________

     THIS SECURITY AGREEMENT (the "Agreement") is made and entered into as of this 29th day of July, 1994, by BURR-BROWN CORPORATION, a Delaware corpor-ation, and its subsidiaries identified on the signature page(s) hereof (hereinafter severally and collectively called "Debtor"), whose common chief executive office is located at 6730 South Tucson Boulevard, Tucson, Arizona 85706, in favor of FIRST INTERSTATE BANK OF ARIZONA, N.A. ("First Inter-state"), as agent for the benefit of the "Banks" (as defined below) (First Interstate, acting in the capacity of agent for the Banks, or any successor agent duly appointed under the provisions of the Loan Agreement described below, is herein called the "Agent"). First Interstate's mailing address is 100 West Washington, Corporate Banking Division #741, Phoenix, Arizona 85003, and is an address to which inquiries regarding the security interests created under this Agreement may be sent.

                                 RECITALS

     The Debtor, the banks party thereto (together with any lenders that subsequently become parties thereto, the "Banks") and the Agent (in its capacity as agent under the Loan Agreement referred to hereinafter) have entered into a Loan Agreement dated as of July 25, 1994 (as the same may be amended or modified from time to time, the "Loan Agreement"), providing for a revolving credit facility pursuant to which the Banks may make certain loans to the Debtor.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the benefits accruing to the Debtor from the transactions described above, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby makes the following representa-tions and warranties and agrees as follows:

1.   DEFINITIONS.
     Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth or referred to in Annex "I" to the Loan Agreement.

2.   SECURITY INTEREST.
     2.1 As security for the due and punctual payment of the Obligations, but subject to Section 2.2 below, Debtor hereby assigns to Agent, for the benefit of the Banks, and hereby creates in and grants to the Agent, for the benefit of the Banks, a continuing security interest (hereinafter the fore-going security assignment and grant of security interests are severally and collectively called the "Security Interest") in all of the property described below in, to or under which the Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in the Debtor's expectancy to acquire such property (all of such property, property rights and interests herein severally and collectively called the "Collateral"):

          (a) All accounts, general intangibles (excluding trademarks, patents and all other intellectual property rights), instruments, documents and chattel paper now existing or hereafter arising or acquired from time to time in the course of the Debtor's business as now or hereafter conducted, including all accounts receivable, notes, drafts, lease agreements and security agreements, and all goods, if any, represented thereby;

          (b) All inventory now owned or hereafter arising or acquired, including all goods held for sale or lease in the Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in the Debtor's business (whether or not the Debtor holds legal title thereto or whether any such inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse) (collectively, the "Inventory"):

          (c) All rights as unpaid seller or lienor that arise in connection with any of the foregoing, including the rights of replevin, reclamation and stoppage in transit, and the right to sue or file mechanics' or materialmen's liens in the name of Debtor or otherwise for the unpaid balances due thereunder:

          (d) All policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

          (e) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

          (f) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money relating to or arising in connection with the Collateral;

          (g)  All accessions to any of the Collateral;

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          (h)  All products and proceeds of the Collateral in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money; and

          (i) All property that is now or at any time hereafter may be in the Agent's possession or control in any capacity, including without limitation all money owed or that becomes owed to Debtor and all money deposited for the account of Debtor.

          The Debtor will from time to time, whenever a Default exists, upon request of the Agent, endorse and deliver to the Agent any draft, check, note or other writing that evidences a right to the payment of money which constitutes Collateral.

The Security Interest is granted as security only, and shall not subject the Agent or any Bank to, or transfer or in any respect affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction which gave rise thereto.

     2.2 Notwithstanding the provisions of Section 2.1 above and Section 3.9 below, the Security Interest shall not attach to the Collateral (and conse-quently shall not be perfected) until and unless a Default shall have occurred. Upon the occurrence of a Default, however, the Security Interest shall automatically attach to each and every item of Collateral without any requirement for action by any Person.

     2.3 In the event that the Security Interest shall have attached pursuant to Section 2.2 hereinabove, and thereafter all Defaults at any time existing shall have been cured PRIOR TO either (i) the earlier of the Termination Date or the date of the exercise by Required Banks of their right to declare the Revolving Credit Commitments terminated under subsection 10.1 of the Loan Agreement or (ii) the earlier of the Term Loan Maturity Date or the exercise of the right of Banks to declare the Term Loans immediately due and payable under subsection 10.1 of the Loan Agreement, then within three
(3) Business Days after Agent's actual receipt of Debtor's written request therefor, Agent (on behalf of the Banks) shall issue to Debtor a written release of the attachment of the Security Interest to the Collateral, and shall not otherwise affect the grant of the Security Interest under Section
2.1 hereinabove or any other provision of this Security Agreement.

     2.4 Within three (3) Business Days after actual receipt of a written request therefor from Debtor, Agent shall issue a statement to Debtor or as Debtor shall direct confirming whether or not, as of the date of the state-ment, the Security Interest has attached to the Collateral. Such statement shall be in a form from time to time reasonably satisfactory to Debtor and Agent.

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3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.
     Debtor hereby represents, warrants and agrees that:

     3.1 Debtor is, and will at all times be, the lawful owner (but, with respect to Inventory, not necessarily the titleholder) of the Collateral which is and at all times shall be free of all security interests or other encumbrances except the Security Interest and any Liens to which the Agent has consented in writing, and no financing statement covering the Collateral is filed or recorded in any public office other than any which may have been filed on behalf of the Agent. Debtor has full legal right to grant the Security Interest in the Collateral.

     3.2 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (herein called "Obligor") and the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests. The amount that Debtor has represented to the Banks as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable; no Obligor has any defense, set-off, claim or counterclaim against Debtor that can be asserted against the Agent or the Banks whether in any proceeding to enforce the Security Interest or otherwise.

     3.3 All portions of the Debtor's Inventory held on the date hereof in the United States by the Debtor are located at one of the locations shown with respect to the Debtor on Annex A. The Debtor agrees that all portions of the Debtor's Inventory now held or subsequently acquired by the Debtor and which are held in the United States shall be kept at (or at the time of Debtor's acquisition thereof shall be in transit to) one or more of the locations shown on Annex A or such new location as the Debtor may hereafter establish, provided that Debtor shall give written notice to the Agent within thirty (30) days after the establishment of each such new location, identifying the full street address and county of such location, and provided further that each such notice shall constitute a modification of said Annex A.

     3.4 Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted herein) without obtaining the prior written consent of the Agent and, unless the Agent shall otherwise agree in writing, shall keep the Collateral free of all security interests or other encumbrances except the Security Interest. The Debtor will not sell of offer to sell or otherwise assign, transfer or dispose of any of the Collateral or any interest, except the Debtor may sell Inventory in the ordinary course of its business, and may otherwise deal with its property as and to the extent permitted under the Loan Agreement.

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     3.5  The Debtor will at all times have and maintain insurance with respect to the Collateral in accordance with the terms and conditions of the Loan Agreement. All such insurance policies covering losses to the Collateral shall name the Agent as a loss payee and shall be payable to the Agent for the benefit of the Banks as its and their interests may appear. All policies of insurance shall provide for a minimum of thirty (30) days' written notice to the Agent prior to any cancellation, modification or non-renewal hereof. The Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions.

     3.6 The chief executive office of the Debtor is located at 6730 South Tucson Boulevard, Tucson, Arizona 85706. All accounts (including, without limitation, accounts receivable) of the Debtor are, and will continue to be, maintained at, and controlled and directed from, the location of the chief executive office of the Debtor. Debtor shall give the Agent at least 30 days' prior written notice of any change in the location of: (i) Debtor's chief executive office; (ii) the Collateral or any part thereof, it moved to a location other than as listed on Annex "A" hereto; to (iii) Debtor's records concerning the Collateral.

     3.7 The Agent or any persons designated by it may inspect the Collateral and the books and records of the Debtor relating to the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. The Agent, or persons designated by it, shall have free and complete access to Debtor's records relating to the Collateral and shall have the right to make extracts therefrom or copies thereof. Upon request of the Agent from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as the Agent may require and shall deliver to the Agent confirming specific assignments of all accounts, instruments, documents and chattel paper included in the Collateral.

     3.8 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of the Agent hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, set-offs, claims and counterclaims asserted by any Obligor against Debtor and/or the Agent. Debtor shall pay all claims and charges that in the commercially reasonable opinion of the Agent are likely to prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify the Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that are likely in any way materially to affect or impair the terms of this Agreement.

     3.9 Subject to Section 2.2 hereof, the Security Interest at all times shall be perfected (unless perfection may be had only by actual possession) and shall be prior to any other interests in the Collateral, other than the Permitted Liens. Upon and at all times during the continuance of any Default, Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and

                                   - 5 -
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other documents reasonably requested by the Agent to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by the Agent from time to time to establish and determine the validity and the continuing priority of the Security Interest from the time it shall attach to the Collateral pursuant to Section
2.2 herein until (and unless) it is released pursuant to Section 2.3 herein.

     3.10 All rights, powers and remedies granted the Agent herein, or other-wise available to the Agent, are for the sole benefit and protection of the Agent and the Banks, and the Agent may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so, subject to the terms of the Loan Agreement, as appli-cable. In addition, if under the terms hereof, the Agent is given two or more alternative courses of action, the Agent (as between Agent and Debtor) may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All amounts paid, suffered or incurred by the Agent in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligations, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligations until paid, and shall be due and payable by Debtor to the Agent immediately upon demand.

4. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR.
     4.1 The Agent, after the occurrence of any event of Default, and with-out notice to Debtor except as specified in the next following sentence, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to the Agent. Agent shall give notice to borrower of its election to exercise its rights under the preceding sentence contemporaneously with the issuance of first such notice to any Obligor. Until the Agent has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and moneys due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper which are part of the Collateral. The agent shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of the Agent. Unless the Agent notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, at all times after the occurrence of an Event of Default any payments or other proceeds of Collateral received by Debtor, before or after notification to Obligors, shall be held by Debtor in trust for the Agent, for the benefit of the Banks, in the same for in which received, properly endorsed, shall not be commingled with any assets of Debtor and shall be remitted to the Agent, for the benefit of the Banks.

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

     4.2 The Agent, after the occurrence of an Event of Default and without notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or the Agent's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; Debtor hereby absolutely and irrevocably constitutes and appoints the Agent its attorney-in-fact, with full power of substitution, for all such purposes.

     4.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) subject to paragraphs
3.1 and 3.2 above, retain possession of any other Collateral and use it in any lawful manner not inconsistent with this Agreement.


5.   COLLATERAL IN THE POSSESSION OF SECURED PARTY.

     5.1 The Agent shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Debtor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Agent shall also be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like kind. The Agent, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

     5.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; the Agent shall not be obligated to take any such actions whether or not the Collateral is in its possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by the Agent with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of the Agent.

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

6.   REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.
     If an Event of Default shall have occurred and be continuing and not been waived by the Agent in writing, the Agent shall have the right to exercise, for the benefit of the Banks, any and all rights and remedies available to it under the Uniform Commercial Code as in effect in the State of Arizona and any other applicable law to the fullest extent permitted thereby. Without limiting the foregoing, upon the occurrence of an Event of Default and during the continuance thereof, the Agent, acting in good faith and in a commercially reasonable manner) may exercise any of the following rights and remedies: (i) the right, in the name of the Debtor or otherwise, to demand, collect, receive and receipt for payment of any or all of the Collateral or to compound, compromise, settle and give acquittance for, prosecute or discontinue any suits or proceedings in respect of any or all of the Collateral; (ii) the right to require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both the Agent and the Debtor; (iii) without notice except as specified below, the right to sell the Collateral or any part thereof in one or more parcels at public or private sale at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may reasonably believe are commer-cially reasonable; (iv) the right to occupy any premises owned or leased by the Debtor where the Collateral or any part thereof or any books and records relating thereto is assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under law, without obligation to compensate the Debtor for such occupation; (v) the right to take any action which the Agent may reasonably deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to endorse in the name of the Debtor without recourse to the Debtor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; and (vi) the right to exercise any and all rights and remedies of the Debtor under or in connection with the Collateral.

     6.1 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commer-cial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to the Debtor at least five (5) Business Days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

     6.2 Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by the Agent in enforcing payment and performance of the Obligations or in exercising the rights and remedies of the Agent hereunder. All such costs and expenses shall be secured by this Security Agreement and by all deeds of trust and other lien and security documents securing the Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the Agent.

     6.3 No failure on the part of the Agent to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights hereunder upon the occurrence of any other or subsequent Event of Default. No delay on the part of the Agent in exercising any such rights shall be construed to preclude it from the exercise thereof an any time during the continuance of that Event of Default. The Agent may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligations or any part thereof after its due date, the Agent shall not thereby waive either its right to require prompt payments or performance when due of the remainder of the Obligations or any part thereof or its right to consider the failure to so pay or perform an Event of Default.

     6.4 Any proceeds of any disposition of any of the Collateral, including without limitation the appropriation or application of any and all balances, credits, deposits, accounts or moneys received by the Agent shall be applied by the Agent to the payment and/or prepayment of the Obligations in accor-dance with the provisions of the Loan Agreement.

     The balance (if any) of such proceeds shall be paid to the Debtor, its successors or assigns, or as a court of competent jurisdiction may direct, PROVIDED, that if such proceeds are not sufficient to satisfy the Obligations in full, the Debtor shall remain liable to the Agent and the Banks for any deficiency.

7.   MISCELLANEOUS PROVISIONS.

     7.1 All notices, requests and demands required or permitted to be given hereunder shall or relating hereto shall be given to the parties at their respective addresses set forth in the Loan Agreement. All notices, requests and demands given or made in accordance with the provisions of this Security Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be given by one or more of the means specified for the giving of notices the Loan Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in the Loan Agreement for the means so used.

     7.2 This Security Agreement shall be binding and inure to the benefit of the Debtor and the Agent and their respective successors and assigns, except that the Debtor may not assign or transfer any of its rights or obli-gation under this Security Agreement without the prior written consent of the Banks.

     7.3 No failure on the part of the Agent to exercise, and no delay in exercising, any remedy, right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver whatever shall be valid unless in writing signed by the Agent and the Debtor and then only to the extent specifically set forth in such writing.

     7.4 All remedies, rights, power and privileges, either under this Security Agreement, the other Loan Documents, by law or otherwise, afforded the Agent or any Lender shall be cumulative and not be exclusive of any remedies, rights, power and privileges provided by law and shall be available until the Obligations have been paid in full in lawful money in the United States of America. All such remedies may be exercised in any order of priority.

     7.5 This Security Agreement shall terminate when all of the Obliga-tions shall have bee paid in full and the Revolving Credit Commitments shall have been terminated ("Full Satisfaction") at which time the Agent shall reassign, release and/or deliver to the Debtor the Collateral and proceeds thereof in which the Agent shall have an interest hereunder. Upon request of the Debtor after Full Satisfaction, the Agent shall execute and deliver termination statements to the Debtor for filing in each office in which a financing statement has been filed by the Agent, all without recourse to or warranty by the Agent or the Banks and at the cost and expense of the Debtor; PROVIDED, HOWEVER, that this Security Agreement shall continue to be effec-tive or be reinstated, as the case may be, if an any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any lender or any other person upon the insolvency, bankruptcy, or reorganization of the Debtor or otherwise, all as though such payment had not been made.

     7.6 All representations, warranties and covenants made by the Debtor to the Agent or the Banks in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement. All state-ments contained in any certificate or other instrument delivered to the Agent or the Banks pursuant to this Security Agreement shall be deemed representa-tions, warranties and covenants hereunder of the Debtor.

     7.7 All reports, schedules, assignments, certificates and other items delivered to the Agent or the Banks pursuant to this Security Agreement or any other statement, instrument or transaction contemplated thereby or relating thereto and all endorsements in connection therewith, shall be executed by an authorized representative of the Debtor and shall be in form and substance satisfactory to the Agent.

     7.8 Section headings in this Security Agreement are for convenience in reference only, and shall not govern the interpretation of any of the provisions of this Security Agreement.

     7.9 This Security Agreement may be executed in any number of counter-parts, all of which taken together shall constitute one and the same instru-ment and either of the parties hereto may execute this Security Agreement by signing any such counterpart.

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     7.10 Governing Law; Construction; Consent to Jurisdiction; Waiver of
Trial by Jury:

          (a) This Security Agreement shall be construed in accordance with and governed by the law of the State of Arizona, without giving effect to the choice of law provisions thereof but giving effect to federal laws applicable to national banks.

          (b) Whenever possible, each provision of this Security Agreement and any other statement, instrument or transaction contemplated thereby or relating thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Security Agreement or any other statement, instrument or transac-tion contemplated thereby or relating thereto shall be held to be prohibited or invalid under such applicable law, such provision can be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement or any other statement, instru-ment or transaction contemplated thereby or relating thereto and shall not affect the enforceability of such provision in any other jurisdic-tion. In the event of any conflict within, between or among the provisions of this Security Agreement or any other statement, instru-ment or transaction contemplated thereby or relating thereto those provisions giving the Agent the greater right shall govern.

          (c) Any suit, action or proceeding against Debtor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in any of the courts of the State of Arizona, County of Maricopa or Pima County, or in the United States courts located in the State of Arizona as the Agent in its sole discretion may elect, and Debtor hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any suit, action or proceeding. Debtor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suite, action or proceeding arising out of or relating to this Security Agreement brought in any of the courts located in the State of Arizona, County of Maricopa or Pima County. DEBTOR AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agree-ment to be executed as of the date first above written.

                              BURR-BROWN CORPORATION
                              a Delaware corporation

                              By: John L. Carter (signature on file)
                              Its Executive Vice President & CFO

                              THE ATTACHED "SUBSIDIARIES SIGNATURE PAGE" IS BY THIS REFERENCE INCORPORATED HEREIN AS IF FULLY SET FORTH AT THIS POINT

                              Severally and collectively, "Debtor"


                              FIRST INTERSTATE BANK OF ARIZONA, N.A. as Agent

                              By: (signature on file)
                              Its Vice President

                        SUBSIDIARIES SIGNATURE PAGE

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  Annex A
                                    to
                            Security Agreement

                      Schedule of Inventory Locations
                      _______________________________


ARIZONA:

Burr-Brown Corporation
6730 South Tucson Boulevard
Tucson, Arizona  85706

CALIFORNIA:

Emanuell Equipment
214 Commercial Street
Sunnyvale, California  94086

Semiconductor Technology
3045 Alfred Street
Santa Clara, California  94086

Disco Hi-Tech America Inc.
3395 Woodward Avenue
Santa Clara, California  95054

WISCONSIN:

Specialty Coating, Inc.
100 Deposition Drive
Clear Lake, Wisconsin  54005

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